Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS THIRD QUARTER FINANCIAL RESULTS
Company Exceeds Q3 Revenue Target and Anticipates Strong 2016 Growth

Seattle, WA - October 29, 2015 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the third quarter ended September 30, 2015.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the third quarter of 2015 was $191.4 million, which compares with $159.4 million in the third quarter of 2014. Net income for the third quarter of 2015 was $10.9 million, or $0.27 per diluted share, compared to net income of $7.4 million, or $0.18 per diluted share in the third quarter of 2014. Non-GAAP net income was $19.5 million, or $0.48 per diluted share for the third quarter of 2015, compared to non-GAAP net income of $10.0 million, or $0.25 per diluted share for the same period last year.

Overall gross profit margin for the third quarter of 2015 was 34%, compared to 30% for the third quarter of 2014. Total non-GAAP gross profit margin for the third quarter of 2015 was 35%, compared to 31% for the third quarter of 2014.

Operating expenses for the third quarter of 2015 were $47.9 million, compared to $43.1 million for the third quarter of 2014. Non-GAAP operating expenses for the third quarter of 2015 were $45.1 million, compared to $39.8 million for the third quarter of 2014.

Cash, investments and restricted cash was $207 million as of September 30, 2015, compared to $103 million as of June 30, 2015. Working capital increased at the end of the third quarter of 2015 to $371 million compared with $355 million at the end of the second quarter.

“We had an excellent quarter as we outperformed our revenue target and delivered strong operating results,” said Peter Ungaro, president and CEO of Cray.  “Our momentum in the market continues to build as we were awarded several new contracts around the world.  We are also releasing our preliminary 2016 outlook today, with continued expectations for strong growth and increasing profitability.  I’m very pleased with our performance this year and where we are at as we head into the final stretch of 2015, as well as with our opportunity to drive continued success into the future.”

Outlook
A wide range of results remains possible for 2015. A significant portion of our expected fourth quarter revenue is dependent on a few large, complex systems which are currently anticipated to be accepted late in the quarter. Assuming successful acceptance of these systems, we expect revenue to be approximately $715 million for the year. For 2015, non-GAAP gross margin is expected to be in the 30-33% range and total non-GAAP operating expenses are anticipated to be in the range of $180 million. Based on this outlook, we expect our GAAP and non-GAAP operating profit margin to improve significantly for 2015 as compared to 2014.

While it is very early in our 2016 planning process, we currently expect revenue for the year to be in the $825 million range. Revenue is expected to be heavily weighted to the fourth quarter of the year. Non-GAAP gross margin for 2016 is expected to improve and to be in the low-to-mid 30% range. Non-GAAP operating expenses for 2016, when compared to 2015, are anticipated to grow 13-15%. Based on this outlook, we expect to improve our GAAP and non-GAAP operating profit margin for 2016 as compared to 2015.

Our 2015 and 2016 effective non-GAAP tax rate is expected to be about 10%.

Actual results for any future period are subject to large fluctuations and a wide range of results remains possible given the nature of our business.

Recent Highlights

•
In October, a new performance benchmark was achieved using the Cray CS-Storm cluster supercomputer and Stone Ridge Technology's ECHELON reservoir simulation software. By leveraging Cray's unique architecture scaling across multiple GPUs in the Cray CS-Storm, ECHELON is one of the most productive reservoir simulators currently on the market.

•
In October, Cray announced the creation of the Cray Europe, Middle East and Africa (EMEA) Research Lab based out of Cray's EMEA headquarters in Bristol, England. The Cray EMEA Research Lab will foster the development of deep technical collaborations with key customers and partners, and will serve as the focal point for the Company's technical engagements with the European HPC ecosystem.

•
In September, Cray was awarded a contract to provide a Cray XC40 supercomputer to the Yukawa Institute for Theoretical Physics (YITP) at Kyoto University in Japan. The two-cabinet Cray XC40 system is expected to be delivered in 2015 and will provide the YITP user community with a supercomputer that occupies one-fourth of the physical footprint of the Institute's previous system and a 4x improvement in overall compute performance.

•
During the third quarter, a growing list of the world's leading meteorological centers continued to run their complex, data-intensive climate and weather models on Cray supercomputers. The Swiss National Supercomputing Centre installed a Cray CS-Storm cluster supercomputer to power its operational numerical weather forecasts. In Denmark, the Danish Meteorological Institute (DMI) selected a Cray XC supercomputer and a Cray Sonexion 2000 storage system.

Conference Call Information
Cray will host a conference call today, Thursday, October 29, 2015 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its third quarter financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (866) 362-9806. International callers should dial (765) 889-6838 and use the conference ID #66699015. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #6669905. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Thursday, October 29, 2015.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray’s big data products, including storage, are not as successful as expected, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels, the risk that planned future third-party processors are not available with the performance expected or when expected, the risk that Cray will not be able to secure orders for Cray systems to be accepted in 2016 when or at the levels expected, the risk that certain customers do not make expected future optional purchases under their current contracts and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended September 30, 2015, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

###

CRAY, and the stylized CRAY mark and SONEXION are registered trademarks of Cray Inc. in the United States and other countries, and CS-Storm and the XC family of supercomputers are trademarks of Cray Inc. Other trademarks used in this report are the property of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Product	$157,692	$133,461	$368,370	$225,224
Service	33,721	25,945	88,848	74,439
Total revenue	191,413	159,406	457,218	299,663
Cost of revenue:
Cost of product revenue	105,242	96,080	266,787	164,019
Cost of service revenue	20,289	14,796	50,928	40,173
Total cost of revenue	125,531	110,876	317,715	204,192
Gross profit	65,882	48,530	139,503	95,471
Operating expenses:
Research and development, net	24,989	22,503	67,282	69,313
Sales and marketing	16,132	14,808	42,096	39,843
General and administrative	6,729	5,813	19,304	16,542
Total operating expenses	47,850	43,124	128,682	125,698
Income (loss) from operations	18,032	5,406	10,821	(30,227)

Other income (expense), net	(152)	(101)	334	(1,084)
Interest income, net	337	72	1,114	217
Income (loss) before income taxes	18,217	5,377	12,269	(31,094)
Income tax (expense) benefit	(7,362)	1,994	(5,027)	18,779
Net income (loss)	$10,855	$7,371	$7,242	$(12,315)

Basic net income (loss) per common share	$0.28	$0.19	$0.18	$(0.32)
Diluted net income (loss) per common share	$0.27	$0.18	$0.18	$(0.32)

Basic weighted average shares outstanding	39,382	38,783	39,164	38,538
Diluted weighted average shares outstanding	40,322	40,276	40,589	38,538

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$190,089	$112,633
Restricted cash	1,636	16,874
Short-term investments	14,346	16,289
Accounts and other receivables, net	143,412	165,113
Inventory	229,942	143,632
Deferred tax asset	31,429	36,073
Prepaid expenses and other current assets	22,326	17,948
Total current assets	633,180	508,562

Long-term investments	663	—
Long-term investment in sales-type lease, net	22,534	31,089
Property and equipment, net	32,107	34,793
Service spares, net	2,650	1,868
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	2,990	3,895
Deferred tax assets	42,279	41,414
Other non-current assets	17,556	15,631
TOTAL ASSETS	$768,141	$651,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,172	$48,699
Accrued payroll and related expenses	15,608	16,054
Other accrued liabilities	16,433	16,285
Deferred revenue	159,775	65,910
Total current liabilities	261,988	146,948

Long-term deferred revenue	35,527	47,588
Other non-current liabilities	2,309	3,044
TOTAL LIABILITIES	299,824	197,580

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,618,865 and 40,822,377 shares, respectively	606,181	598,390
Accumulated other comprehensive income	7,716	6,503
Accumulated deficit	(145,580)	(151,039)
TOTAL SHAREHOLDERS’ EQUITY	468,317	453,854
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$768,141	$651,434

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended September 30, 2015
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$10.9	$18.0	$0.27	$65.9	$47.9

Share-based compensation	(1)	2.7	2.7		0.1	2.6
Purchase accounting adjustments	(2)	0.1	0.1		0.1
Amortization of acquired intangibles	(2)	0.7	0.7		0.5	0.2
Items impacting tax provision	(4)	5.1
Total reconciling items		$8.6	$3.5	$0.21	$0.7	$2.8

Non-GAAP		$19.5	$21.5	$0.48	$66.6	$45.1

		Three Months Ended September 30, 2014
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$7.4	$5.4	$0.18	$48.5	$43.1

Share-based compensation	(1)	2.1	2.1		0.1	2.0
Purchase accounting adjustments	(2)	0.3	0.3		0.3
Amortization of acquired intangibles	(2)	0.6	0.6		0.5	0.1
Severance costs	(3)	1.8	1.8		0.6	1.2
Items impacting tax provision	(4)	(2.2)
Total reconciling items		$2.6	$4.8	$0.07	$1.5	$3.3

Non-GAAP		$10.0	$10.2	$0.25	$50.0	$39.8

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude non-recurring severance costs
(4) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Nine Months Ended September 30, 2015
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$7.2	$10.8	$0.18	$139.5	$128.7

Share-based compensation	(1)	8.6	8.6		0.4	8.2
Purchase accounting adjustments	(2)	0.4	0.4		0.4
Amortization of acquired intangibles	(2)	1.9	1.9		1.5	0.4
Items impacting tax provision	(4)	2.7
Total reconciling items		$13.6	$10.9	$0.33	$2.3	$8.6

Non-GAAP		$20.8	$21.7	$0.51	$141.8	$120.1

		Nine Months Ended September 30, 2014
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(12.3)	$(30.2)	$(0.32)	$95.5	$125.7

Share-based compensation	(1)	7.6	7.6		0.4	7.2
Purchase accounting adjustments	(2)	0.6	0.6		0.6
Amortization of acquired intangibles	(2)	1.8	1.8		1.5	0.3
Severance costs	(3)	1.8	1.8		0.6	1.2
Items impacting tax provision	(4)	(15.7)
Total reconciling items		$(3.9)	$11.8	$(0.10)	$3.1	$8.7

Non-GAAP		$(16.2)	$(18.4)	$(0.42)	$98.6	$117.0

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude non-recurring severance costs
(4) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended September 30, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$52.5	33%	$13.4	40%	$65.9	34%

Share-based compensation	(1)			0.1		0.1
Purchase accounting adjustments	(2)	0.1				0.1
Amortization of acquired intangibles	(2)	0.5				0.5
Total reconciling items		$0.6	1%	$0.1	—%	$0.7	1%

Non-GAAP		$53.1	34%	$13.5	40%	$66.6	35%

		Three Months Ended September 30, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$37.4	28%	$11.1	43%	$48.5	30%

Share-based compensation	(1)			0.1		0.1
Purchase accounting adjustments	(2)	0.3				0.3
Amortization of acquired intangibles	(2)	0.5				0.5
Severance costs	(3)			0.6		0.6
Total reconciling items		$0.8	1%	$0.7	3%	$1.5	1%

Non-GAAP		$38.2	29%	$11.8	46%	$50.0	31%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude non-recurring severance costs

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Nine Months Ended September 30, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$101.6	28%	$37.9	43%	$139.5	31%

Share-based compensation	(1)	0.2		0.2		0.4
Purchase accounting adjustments	(2)	0.4				0.4
Amortization of acquired intangibles	(2)	1.5				1.5
Total reconciling items		$2.1	—%	$0.2	—%	$2.3	—%

Non-GAAP		$103.7	28%	$38.1	43%	$141.8	31%

		Nine Months Ended September 30, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$61.2	27%	$34.3	46%	$95.5	32%

Share-based compensation	(1)	0.2		0.2		0.4
Purchase accounting adjustments	(2)	0.6				0.6
Amortization of acquired intangibles	(2)	1.5				1.5
Severance costs	(3)			0.6		0.6
Total reconciling items		$2.3	1%	$0.8	1%	$3.1	1%

Non-GAAP		$63.5	28%	$35.1	47%	$98.6	33%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude non-recurring severance costs

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income (Loss)
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014
GAAP Net Income (Loss)		$10.9	$7.4	$7.2	$(12.3)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.1	0.4	0.4
Purchase accounting adjustments	(2)	0.1	0.3	0.4	0.6
Amortization of acquired and other intangibles	(2)	0.5	0.5	1.5	1.5
Severance costs	(3)	—	0.6	—	0.6
Total adjustments impacting gross profit		0.7	1.5	2.3	3.1

Non-GAAP gross margin percentage		35%	31%	31%	33%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.6	2.0	8.2	7.2
Amortization of acquired intangibles	(2)	0.2	0.1	0.4	0.3
Severance costs	(3)	—	1.2	—	1.2
Total adjustments impacting operating expenses		2.8	3.3	8.6	8.7

Items impacting tax provision	(4)	5.1	(2.2)	2.7	(15.7)
Non-GAAP Net Income (Loss)		$19.5	$10.0	$20.8	$(16.2)

Non-GAAP Diluted Net Income (Loss) per common share		$0.48	$0.25	$0.51	$(0.42)

Diluted weighted average shares		40.3	40.3	40.6	38.5

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude non-recurring severance costs
(4) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets